EXHIBIT 99.1

Contacts:	Thomas C. Wilder
Micro Therapeutics, Inc.
949/837-3700

Rob Whetstone/Robert Jaffe
PondelWilkinson Inc.
310/279-5963

MICRO THERAPEUTICS ANNOUNCES FDA APPROVAL OF ONYX® FOR THE

TREATMENT OF BRAIN VASCULAR DISORDER

Irvine, Calif. – July 21, 2005 – Micro Therapeutics, Inc. (MTI) (NASDAQ:MTIX) today announced that it has received pre-market application (PMA) approval from the U.S. Food and Drug Administration (FDA) to commercialize its Onyx® Liquid Embolic System (Onyx) for the treatment of arterio-venous malformations (AVMs), a vascular disorder in the brain. MTI expects to commence immediately a controlled introduction of Onyx in the United States through its direct sales force. Onyx has been under development by MTI since 1995 and has been distributed in international markets since 2002 by MTI’s majority stockholder, ev3 Inc. (NASDAQ:EVVV).

Arterio-venous malformations (AVMs) are blood vessel networks that abnormally connect arteries to veins. As a result of high blood flow and pressure imbalances, AVMs in the brain are at risk of hemorrhage, or rupture, which can lead to stroke, severe disability and even death. Treatment options for AVMs include catheter-based therapies, surgery, radiation therapy, or a combination of these treatments. Catheter-based treatments involve the delivery of embolic materials to occlude, or block, the abnormal blood vessels comprising the AVM.

Onyx is a liquid embolic material that is delivered by neurovascular specialists through MTI’s proprietary micro catheters directly into a vascular defect, such as a brain aneurysm or AVM, in a very controlled manner. After delivery of the embolic material, the liquid quickly transforms into a solid polymer cast, thereby sealing off the vessels in the AVM from blood flow and reducing the risk of rupture. In the United States, Onyx is indicated for use in the pre-surgical embolization of brain AVMs. Endovascular embolization can reduce the size and vascularity of the AVM, thereby facilitating safer and easier surgical resection.

(more)

Micro Therapeutics, Inc.

2-2-2

Gary Duckwiler, M.D., principal investigator in the pivotal clinical study of Onyx for AVMs, commented, “Onyx represents an important new cerebral AVM treatment option with its ability to facilitate a more deliberate and controlled embolization procedure.” Dr. Duckwiler is the Director of Neuroradiology Fellowship Program, Division of Interventional Neuroradiology, and Professor of Radiology, UCLA Department of Radiological Sciences.

About Micro Therapeutics, Inc.

Micro Therapeutics develops, manufactures and markets minimally invasive medical devices for the diagnosis and treatment of vascular disease. The company is focused on catheter-based, or endovascular, technologies for the minimally invasive treatment of neurovascular disorders of the brain associated with stroke. MTI’s products include: the Tetris and NXT lines of embolic coils; the Onyx® liquid embolic; and a range of access and delivery products that include micro delivery catheters, balloon catheters, and guidewires.

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties relate, but are not limited, to, in no particular order: product demand and market acceptance, the impact of competitive products and pricing, and success of clinical testing. More detailed information on these and additional factors that could affect Micro Therapeutics, Inc.’s operating and financial results are described in the company’s Forms 10-Q, 10-KSB, and other reports, filed or to be filed with the Securities and Exchange Commission. Micro Therapeutics, Inc. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, Micro Therapeutics, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

# # #